UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 15, 2005


                               HOMEFED CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


        1-10153                                           33-0304982
(Commission File Number)                       (IRS Employer Identification No.)


1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA              92008
     (Address of Principal Executive Offices)                 (Zip Code)


                                  760-918-8200
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




NY2:\1526773\01\WQ2D01!.DOC\64909.0003

Item 1.01.  Entry into a Material Definitive Agreement

           On April 15, 2005, the Board of Directors of HomeFed Corporation (the "Company") appointed Mr. H. Pike Oliver as a Vice President of the Company. The Compensation Committee set Mr. Oliver's 2005 salary (effective April 1, 2005) as $150,000 with a minimum bonus for 2005 of $75,000, provided Mr. Oliver is an employee at the end of the year. In addition, the Compensation Committee awarded certain other compensation to Mr. Oliver as described below.

           Mr. Oliver currently maintains his primary residence in Sacremento, California and will relocate to Carlsbad, California. The Company will reimburse Mr. Oliver for moving expenses, broker fees, escrow fees and the closing costs for the sale of his home and, until June 30, 2005, for the costs of travel between Sacremento and Carlsbad and temporary lodging in Carlsbad. The Company provides Mr. Oliver with a company car for his use.


















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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 21, 2005

                                          HOMEFED CORPORATION

                                          /s/ Erin N. Ruhe
                                          -----------------------------
                                          Name: Erin N. Ruhe
                                          Title: Vice President



















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